As filed with the Securities and Exchange Commission on April 30, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
IVANHOE ELECTRIC INC.
(Exact Name of Registrant as Specified in Its Charter)
Delaware	32-0633823
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
450 E. Rio Salado Parkway, Suite 130
Tempe, Arizona 85281
Tel: (480) 656-5821
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Taylor Melvin
Chief Executive Officer and President
Ivanhoe Electric Inc.
450 E. Rio Salado Parkway, Suite 130
Tempe, Arizona 85281
Tel: (480) 656-5821
Corporation Service Company
251 Little Falls Drive
Wilmington, Delaware 19808
(302) 636-5401
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)
Copies to:
Cassandra Joseph General Counsel and Corporate Secretary Ivanhoe Electric Inc. 450 E. Rio Salado Parkway, Suite 130 Tempe, Arizona 85281 Tel: (480) 656-5821	Christopher Doerksen Dorsey & Whitney LLP 701 5th Avenue, Suite 6100 Seattle, WA 98104-7043 (206) 903-8856
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
We are filing this registration statement solely to replace the registration statement on Form S-3 (No. 333-273195) (the “Expiring Registration Statement”) that is scheduled to expire on July 10, 2026 pursuant to Rule 415(a)(5) under the Securities Act of 1933, as amended. In accordance with Rule 415(a)(6), effectiveness of this registration statement will be deemed to terminate the Expiring Registration Statement.

PROSPECTUS
IVANHOE ELECTRIC INC.
COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES
WARRANTS
SUBSCRIPTION RIGHTS
UNITS
We may offer from time to time, in one or more offerings, any combination of the following securities: common stock, preferred stock, debt securities, warrants, subscription rights and units (collectively, the “securities”). We may offer and sell these securities at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. The specific terms of these securities and information regarding the offering in which these securities will be offered will be provided in supplements to this prospectus. The prospectus supplements may also add, update or change the information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest.
Our common stock is listed on the NYSE American LLC (“NYSE American”) and the Toronto Stock Exchange (the “TSX”) under the symbol “IE.”
Investing in our securities involves certain risks. See the “Risk Factors” section beginning on page 1 of this prospectus, in any applicable prospectus supplement and in our Securities and Exchange Commission (“SEC”) filings that are incorporated by reference herein.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is April 30, 2026.

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ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we filed with the SEC as a “well-known seasoned issuer” as defined under Rule 405 under the Securities Act of 1933, as amended (“Securities Act”). Under this shelf registration process, we may offer from time to time, in one or more offerings, any of the securities described in this prospectus. This prospectus provides you with a general description of the securities that we may offer. Each time we offer and sell securities, we will provide a prospectus supplement accompanied by this prospectus. The prospectus supplements will contain the specific terms of the securities being offered and information regarding the offering in which the securities are offered. The prospectus supplements may also add, update or change the information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
The information contained in this prospectus, any applicable prospectus supplement, any related free writing prospectus and any document incorporated by reference herein is accurate only as of their respective dates, regardless of the time of delivery of this prospectus or the sale of any securities. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
We have not authorized anyone to provide you with information that is different from that contained in this prospectus, any amendment or supplement to this prospectus, or any free writing prospectus that we may authorize to be delivered or made available to you. We take no responsibility for, and provide no assurance as to the reliability of, any other information that others may give you. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.
Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “Ivanhoe,” the “Company,” “we,” “us” and “our” refer to Ivanhoe Electric Inc. and its consolidated subsidiaries, and all references to “$”, “U.S. Dollars” and “dollars” are to United States dollars.
RISK FACTORS
Investing in our securities involves risk. Before making a decision to invest in our securities, you should carefully consider the risks described under “Summary of Risk Factors” and “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and any updates to those risk factors in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, together with all of the other information appearing or incorporated by reference herein, in light of your particular investment objectives and financial circumstances. Although we discuss key risks in our discussion of risk factors, new risks may emerge in the future, which may prove to be significant. We cannot predict future risks or estimate the extent to which they may affect our business, results of operations, financial condition and prospects.
MARKET AND INDUSTRY DATA AND FORECASTS
This prospectus and the documents incorporated by reference herein may include market and industry data and forecasts that we have developed or extracted from independent research reports, publicly available information, various industry publications, other published industry sources or our internal data and estimates. Independent research reports, industry publications and other published industry sources generally indicate that the information contained therein was obtained from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. Although we believe that the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based on information obtained from trade and business organizations and other contacts in the markets in which we operate and our management’s understanding of industry conditions. Although we believe that such information is reliable, we have not had such information verified by any independent sources.
NOTICE REGARDING MINERAL DISCLOSURE
The technical report summary for our material project, the Santa Cruz project in Arizona, USA (the “Santa Cruz Copper Project”) has been prepared in accordance with subpart 1300 of

Regulation S-K — Disclosure by Registrants Engaged in Mining Operations, which governs disclosure for mining registrants (“S-K 1300”).
Inferred mineral resources are subject to uncertainty as to their existence and as to their economic and legal feasibility. The level of geological uncertainty associated with an inferred mineral resource is too high to apply relevant technical and economic factors likely to influence the prospects of economic extraction in a manner useful for evaluation of economic viability.
TRADEMARKS
This prospectus contains references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork, and other visual displays, may appear without the ® or ™ symbols, but in the case of our trademarks and trade names or those of our licensors, such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other entities’ trade names, trademarks, or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other entity.
IVANHOE ELECTRIC INC.
Overview
We are a technology-driven United States minerals exploration and development company with a focus on copper and other critical metals vital to electric transmission and generation, manufacturing, infrastructure development, technology, and national security. Our wholly owned assets are located in the United States. We operate exploration joint ventures and alliances in Saudi Arabia, Chile and the United States. We use our powerful Typhoon™ geophysical surveying system, together with advanced data analytics provided by our subsidiary, Computational Geosciences Inc. (“CGI”), to accelerate the mineral exploration process in the search for new deposits of critical metals that may otherwise be undetectable by traditional exploration technologies. We believe the United States is significantly underexplored and has the potential to yield major new discoveries of critical metals.
We are committed to the establishment of strong relationships with our local communities and the responsible development of our projects by incorporating best practices for health, safety and environmental standards, water management, protection of local cultural heritage and biodiversity, and minimizing our environmental footprint. We prioritize hiring from local communities.
Our United States Mineral Projects
As of the date of this prospectus, we consider our sole material mineral project to be the Santa Cruz Copper Project in Arizona. The Santa Cruz Copper Project is a development project situated in a prolific mining region that hosts some of the largest copper mines in the United States. The Santa Cruz Copper Project encompasses approximately 26.0 square kilometers (~6,425 acres) on private land and includes associated water rights. The Santa Cruz Copper Project location provides excellent infrastructure, including access to rail, interstate highways, and electric transmission lines. On June 23, 2025, we announced the completion of the Preliminary Feasibility Study (the “PFS”) for the Santa Cruz Copper Project. The PFS confirmed the economic viability of an underground copper mining operation combined with a heap leach processing facility utilizing modern technologies and designed to produce copper cathode. The PFS projects that the Santa Cruz Copper Project may produce 1.4 million tonnes of copper cathode over a 23-year mine life. With a base case copper price of $4.25/lb, the Santa Cruz Copper Project has an estimated after-tax net present value of $1.4 billion at an 8% discount rate and an estimated internal rate of return of 20%. The initial project capital estimated in the PFS is $1.24 billion.
Following completion of the PFS for the Santa Cruz Copper Project, we are advancing detailed engineering, operational readiness, and permitting for a copper mining operation incorporating leading technologies.
Our other mineral projects in the United States include the Tintic Project located in Utah (the “Tintic Project”), the Hog Heaven Copper-Silver-Gold Project located in Montana (the “Hog Heaven Project”), and the Gleeson Copper-Gold Project in Arizona (the “Gleeson Project”).

The Tintic Project is an exploration project located 95 kilometers (“km”) south of Salt Lake City in a historically significant silver producing district that also produced significant amounts of copper and gold. We own a majority of the surface land and mineral rights constituting the Tintic Project and we have lease and option agreements in place to own the remaining surface land and mineral rights at the Tintic Project.
The Hog Heaven Project is located on private land approximately 80 km south-southwest of the town of Kalispell, Montana. It is in the historical Flathead Mining District, which consists of several high-sulfidation epithermal mineral deposits and prospects, as well as several historical mines, including the Flathead Mine.
The Gleeson Project is an exploration project located 75 km south-east of Tucson, Arizona in a historic mining district of the same name. We have staked mining claims on federal mineral rights, acquired several Arizona State Mineral Exploration Permits as well as patented surface and mineral rights from third parties, and signed several option agreements with private landowners.
We also hold a portfolio of other exploration projects in the western United States. These include exploration projects through the BHP Alliance in Arizona, Utah, and Nevada, and our owned projects including the Bristol Project located in Nevada, and optioned projects including Lomitas Negras, Globe-Miami, The Globe-Miami Project includes the “Sleeping Beauty Project”, “Dragon’s Tail Project” and “Copper King Project”. Our listed subsidiary Cordoba Minerals Corp. is also a 51% holder in the joint venture involving the Perseverance Project in Arizona.
Exploration Alliance with BHP Mineral Resources
In 2024, we established an exploration alliance (“Exploration Alliance”) with a subsidiary of BHP Group Limited (“BHP”) to search for critical minerals in the United States. The Exploration Alliance Agreement sets out the framework for us (acting through a wholly owned subsidiary) and BHP to explore mutually agreed “Areas of Interest” (“AOIs”) in the United States to identify projects within those AOIs that may become 50/50 owned joint ventures. The initial AOIs included Arizona and Utah. The Exploration Alliance is for a term of three years, which may be extended. BHP (through a wholly owned subsidiary) agreed to provide initial funding of $15 million, and any subsequent funding would be on a 50/50 basis. We have provided the Exploration Alliance with access to one of our new generation Typhoon™ units, as well as the machine learning algorithmic software and data inversion services of CGI. In April 2025, the Exploration Alliance completed its first survey using a Typhoon™ geophysical survey system at an AOI in Arizona. The first drilling commenced in this area of interest in October 2025. The Exploration Alliance is also evaluating other AOI opportunities in other states in the Western U.S.
Maaden Ivanhoe Electric Exploration and Development Limited Company
In 2023, we established an exploration joint venture (the “Joint Venture”) with the Saudi Arabian Mining Company (Maaden) (“Maaden”). The Joint Venture is owned 50/50 by Ivanhoe and Maaden and has an initial term of five years, which was extended to 10 years upon mutual agreement of the parties. The Joint Venture operates through a limited liability company established under Saudi Arabian law named Maaden Ivanhoe Electric Exploration and Development Limited Company (“Saudi JVCo”). Maaden has now made available approximately 50,000 km2 of land under an exploration license (or license application) within Saudi Arabia for exploration by the Joint Venture, a portion of which is expected to be reduced in 2026 following completion of exploration activities. The Joint Venture has also been provisionally directly awarded additional exploration licenses totaling 2,146 square kilometers through a tender process. We initially contributed $66.4 million of the proceeds from the sale of our common shares to Maaden to initially fund Saudi JVCo and the Joint Venture, and we provided Saudi JVCo with a royalty-free license to use Typhoon™ within Saudi Arabia for mineral exploration. The license will remain exclusive to the Joint Venture in Saudi Arabia and effective during the term of the Joint Venture. Saudi JVCo purchased three new generation Typhoon™ units from the Company’s former parent, I-Pulse, all of which have been delivered to the Joint Venture and are active in Saudi Arabia. The Joint Venture also entered into a services agreement with CGI, our 94.3% owned subsidiary, pursuant to which CGI is responsible for the supply of the services for the analysis of data and processing of the full spectrum of geophysical datasets produced by the Typhoon™ geophysical survey systems. The Joint Venture commenced exploration activities in November 2023 and announced its first mineral discovery at Al Amar in January 2025. The Joint Venture is currently conducting drilling activities in the Wadi Bidah and Bir Umq areas with drilling at other exploration areas planned for later in 2026.

Exploration Collaboration with Sociedad Química y Minera de Chile
On January 27, 2026, we entered into an exploration collaboration (the “Collaboration”) with Sociedad Química y Minera de Chile (“SQM”) to explore for copper in northern Chile. SQM is one of Chile’s largest and oldest mining companies and with one of the largest portfolios of mining concessions in the country. The Collaboration establishes the framework for us and SQM to explore certain of SQM’s mining concessions, comprising a total of 2,002 km2 in northern Chile in areas of Caliche cover in the Atacama Desert. Caliche is a surface deposit of sediments cemented by salts, making it highly electrically resistive and impeding the penetration of low-power geophysical transmitters and their ability to detect underlying sulfide mineralization. Our Typhoon™ geophysical survey system generates a powerful, clean electrical charge that can penetrate the highly resistive Caliche cover to detect potential copper deposits beneath. The Collaboration will be funded by SQM with an initial commitment of $9 million. We are not required to provide any funding prior to the formation of a 50/50 joint venture. Upon identifying a qualifying copper deposit, we will have the option to acquire a 50% interest in the deposit and form a 50/50 joint venture with SQM by paying a price equal to twice SQM’s exploration expenditures to date. The exercise price will be paid to a new joint venture company and used for further exploration and other related activities. Upon the formation of a joint venture, SQM will contribute the relevant mining concessions and associated exploration data. Thereafter, the joint venture will be funded pro rata by us and SQM. A “qualifying copper deposit” is any deposit with the potential for at least one million tonnes of contained copper or copper equivalent, as determined by an independent geologist. The Collaboration has an initial term of three years.
Other International Mineral Projects
Our other mineral projects outside of the United States include the Ivory Coast Project (owned through our interest in publicly traded company Sama Resources Inc. and our 60.0% interest in a joint venture entity) in Ivory Coast.
On March 6, 2026, our publicly traded subsidiary Cordoba Minerals Corp. (“Cordoba”) completed the previously-announced sale of the remaining 50% of the Alacrán Copper Project for $128 million. Under the terms of the sale, the net cash proceeds remaining after settling all outstanding liabilities and obligations, and retaining $10 million for ongoing corporate purposes, would be distributed to Cordoba shareholders. On March 25, 2026, Ivanhoe Electric received a $58.4 million cash payment as part of Cordoba’s distribution.
On April 27, 2026, our subsidiary Kaizen Discovery Inc. (“Kaizen Discovery”) sold our indirect interest in the Pinaya Gold-Copper Project to Panam Copper Corp., a British Columbia company (“Panam Copper”), for $11 million in stated consideration, consisting of (i) $8 million in cash, of which $1.5 million was paid at the closing on April 27, 2026 and the remainder is payable as to $1.5 million after six months, $2.5 million after one year and $2.5 million after 18 months, (ii) $3 million in Panam Copper shares, with a deemed value per share using the 10-day VWAP immediately prior to the issuance date or financing price for the initial issuance, with $1.5 million issuable on the date of Panam Copper’s listing on a recognized exchange and $1.5 issuable 12 months thereafter; and (iii) the grant at closing of a one percent (1.0%) net smelter return royalty on all minerals produced from the Pinaya Gold-Copper Project. Panam Copper may repurchase 50% of the royalty for $1 million prior to the commencement of commercial production. Subject to certain conditions, Kaizen Discovery will have the right to nominate one director of Panam Copper.
Typhoon and Computational Geosciences
In addition to our portfolio of mineral projects, we own, through a wholly-owned subsidiary, patents to a proprietary exploration technology known as Typhoon™. We also own a 94.3% controlling interest in a data inversion business, CGI. CGI was founded in 2010 to commercialize innovative technology developed at the University of British Columbia, Canada to improve and enhance mineral exploration.
The Typhoon™ technology allows us to cost effectively and efficiently generate geophysical models of large-scale mineral deposits to depths of up to one and a half kilometers or more. CGI software technology consists of sophisticated codes to process geophysical data and build three-dimensional (“3D”) subsurface models that could indicate the presence of various sulfide metals and minerals. Typhoon™ is capable of energizing large volumes of rock to complete larger surveys through a combination of high voltage up to 10 kV, high power up to 100 kW and high current up to 200 amps. Typhoon™ can and has been used successfully to accelerate and de-risk the exploration process, enabling a higher frequency of mineral discovery and lowering total exploration costs. Typhoon™ has proven to be an important exploration tool during its deployment in our exploration activities at our own projects and within our alliances and joint ventures.
VRB Energy
We also have interests in grid-scale energy storage technology utilizing vanadium redox flow batteries. We own a 90.0% interest in VRB Energy Inc. (“VRB Energy”), which itself owns 100% of VRB Energy USA Inc. (“VRB USA”), an Arizona-based developer of advanced grid-scale energy storage systems utilizing vanadium redox flow batteries for integration with renewable power sources. VRB Energy also has a 49% interest in VRB Energy System (Beijing) Co., Ltd, a joint venture in China (“VRB China Joint Venture”) with a subsidiary of privately held Shanxi Red Sun Co., Ltd. (“Red Sun”), which owns 51% of the VRB China Joint Venture. The VRB China Joint Venture manufactures, develops and sells vanadium redox flow batteries for Asian, African and Middle Eastern markets.
Other Information
Our shares of common stock are listed on the NYSE American and the TSX under the ticker symbol “IE”.
Our principal executive offices are located at 450 E. Rio Salado Parkway, Suite 130, Tempe, Arizona 85281 and our telephone number is (480) 656-5821. Our website address is www.ivanhoeelectric.com. Information on, or accessible through, our website is not part of this prospectus, nor is such content incorporated by reference herein, and should not be relied upon in determining whether to make an investment in our securities.
For more information about our business, please see our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, and in other documents which are incorporated by reference into this prospectus and the accompanying prospectus.

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS
This prospectus, including the documents incorporated by reference herein, contains “forward-looking statements” that involve risks and uncertainties, including statements based on our current expectations, assumptions, estimates and projections about future events, our business, financial condition, results of operations and prospects, our industry and the regulatory environment in which we operate. Any statements contained herein that are not statements of historical facts are, or may be deemed to be, forward-looking statements. Those statements include, but are not limited to, statements with respect to: estimated calculations of mineral reserves and resources and economic analysis and projections relating to our properties including changes thereto, anticipated results and timing of exploration activities, timing of studies for advancing or developing our properties, plans and objectives, including for growing and advancing our vanadium redox flow battery business in the United States, industry trends, our requirements for additional capital, treatment under applicable government regimes for permitting or attaining approvals, government regulation, environmental risks, title disputes or claims, synergies of potential future acquisitions, results of any litigation or suits to which we or our subsidiaries are a party and our or our subsidiaries’ strategies for handling such matters, and our anticipated uses of the net proceeds from this offering and other offerings. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “could,” “should,” “would,” “achieve,” “budget,” “scheduled,” “forecasts,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements may include projections of our future financial performance, our anticipated growth strategies and anticipated trends in our industry. All forward-looking statements speak only as of the date on which they are made. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions concerning future events that are difficult to predict. Therefore, actual future events or results may differ materially from these statements. We believe that the factors that could cause our actual results to differ materially from those expressed or implied by forward-looking statements include the following:
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we will require substantial capital investment in the future and we may be unable to raise additional capital on favorable terms or at all;

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our mineral projects are at the exploration or development stage and are subject to the significant risks and uncertainties associated with mineral exploration and development;

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we have a limited operating history on which to base an evaluation of our business and prospects;

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we depend solely on our material project for our future operations;

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our mineral resource and reserve calculations and economic projections relating to our properties are only estimates;

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actual capital costs, operating costs, production and economic returns at any future mine may differ significantly from those we have anticipated;

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the title to some of the mineral properties may be uncertain or defective;

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our business is subject to changes in the prices of copper, gold, silver, nickel, cobalt, vanadium and platinum group metals;

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we have claims and legal proceedings against one of our subsidiaries;

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our business is subject to significant risk and hazards associated with future mining operations;

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we may fail to identify attractive acquisition candidates or joint ventures with strategic partners or be unable to successfully integrate acquired mineral properties;

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we may fail to successfully manage joint ventures and are reliant on our joint venture partners to comply with their obligations;

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our business is extensively regulated by the United States and foreign governments as well as local governments;

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we and the VRB China Joint Venture may not receive the anticipated payments from Red Sun in connection with the VRB China Joint Venture transaction in full or in a timely manner;

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the requirements that we obtain, maintain and renew environmental, construction and mining permits are often a costly and time-consuming process;

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our non-U.S. operations are subject to additional political, economic and other uncertainties not generally associated with domestic operations;

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we may be adversely affected by current or future military conflicts in the Middle East, Ukraine/Russia or other jurisdictions;

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our activities may be hindered, delayed or have to cease as a result of climate change effects, including increased and excessive heating and the potential for forest fires at many of our properties;

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our operations may be impacted by public health emergencies, pandemics, epidemics, or similar events, including impacts to the availability of our workforce, government orders that may require temporary suspension of operations, and the global economy; and

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we may be adversely affected by tariff and trade actions.

You should carefully consider these risks, as well as the additional risks described in the documents incorporated by reference herein. We also operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward-looking statements.
These factors should not be construed as exhaustive and should be read in conjunction with the risks described under the heading “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K incorporated by reference herein. Important factors that could cause actual results to differ materially from our expectations, or cautionary statements, are disclosed under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K. These risks and uncertainties, as well as other risks of which we are not aware or which we currently do not believe to be material, may cause our actual future results to be materially different than those expressed in our forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. We do not undertake any obligation to make any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as required by law.
USE OF PROCEEDS
Unless otherwise indicated in a prospectus supplement, the net proceeds from our sale of securities will be used for general corporate purposes which may include the advancement of mineral exploration and project development, acquisitions and other business opportunities.

DESCRIPTION OF CAPITAL STOCK
The following descriptions are summaries of the material terms of our Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws. Reference is made to the more detailed provisions of, and the descriptions are qualified in their entirety by reference to, the Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part, and applicable law. On June 16, 2022, we effected a 3-for-1 reverse stock split of our outstanding shares of common stock (the “Reverse Stock Split”). Unless the context provides otherwise, all references in this prospectus to common stock, options to purchase common stock, per share data and related information have been retrospectively adjusted to reflect the effect of the Reverse Stock Split for all periods presented.
General
Our authorized capital stock consists of 700,000,000 shares of common stock, par value $0.0001 per share, and 50,000,000 shares of preferred stock, par value $0.0001 per share.
Common Stock
Common stock outstanding.   At April 27, 2026, there were 158,291,593 shares of common stock outstanding. All outstanding shares of common stock are fully paid and non-assessable.
Voting rights.   The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders, except on matters relating solely to terms of preferred stock.
Dividend rights.   We do not intend to pay any dividends in the foreseeable future and currently intend to retain all future earnings to finance our business. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our Board of Directors out of funds legally available therefor.
Rights upon liquidation.   In the event of liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.
Other rights.   The holders of our common stock have no preemptive or conversion or exchange rights or other subscription rights. There are no redemption, retraction, purchase for cancellation, surrender or sinking or purchase fund provisions applicable to our common stock.
Preferred Stock
Our Board of Directors has the authority to issue preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock. We currently have no plans to issue any preferred stock.
Certain Amended and Restated Certificate of Incorporation and Bylaw Provisions
Requirements for Advance Notification of Stockholder Nominations and Proposals
Our Second Amended and Restated Bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors.
Limits on Written Consents
Any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of preferred stock.

Limits on Special Meetings
Special meetings of the stockholders may be called at any time only by (i) the Chair of the Board of Directors, (ii) the Chief Executive Officer, or (iii) our Board of Directors pursuant to a resolution adopted by the Board of Directors.
Choice of Forum
Our Amended and Restated Certificate of Incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a breach of fiduciary duty; (iii) any action asserting a claim against us arising under the Delaware General Corporation Law (the “DGCL”); and (iv) any action asserting a claim against us that is governed by the internal affairs doctrine. The foregoing provision does not apply to claims under the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any claim for which the United States federal courts have exclusive jurisdiction. Our Amended and Restated Certificate of Incorporation further provides that the federal district courts of the United States will, to the fullest extent permitted by law, be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act.
Our Amended and Restated Certificate of Incorporation also provides that any person or entity purchasing or otherwise acquiring or holding any interest in shares of our capital stock will be deemed to have notice of and to have consented to these choice of forum provisions. These exclusive forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage lawsuits against us and our directors, officers, and other employees, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder.
While Delaware courts have determined that choice of forum provisions are facially valid, it is possible that a court of law in another jurisdiction could rule that the choice of forum provisions to be contained in our Amended and Restated Certificate of Incorporation are inapplicable or unenforceable if they are challenged in a proceeding or otherwise. If a court were to find the choice of forum provision in our Amended and Restated Certificate of Incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions.
Amendments to our Governing Documents
Generally, the amendment of our Amended and Restated Certificate of Incorporation requires approval by our Board of Directors and the vote of holders of a majority of the votes entitled to be cast by the outstanding capital stock in the election of our Board of Directors. Any amendment to our Second Amended and Restated Bylaws requires the approval of either a majority of our Board of Directors or holders of a majority of the votes entitled to be cast by the outstanding capital stock in the election of our Board of Directors.
Board of Directors
Our Board of Directors consists of a single class of directors and directors will serve until a successor is duly elected and qualified or until a director’s earlier death, removal or resignation (other than directors that may be elected by holders of our preferred shares, if any).
Under Section 141 of the DGCL, directors may be removed with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. Our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws provide that any vacancy on our Board of Directors, including a vacancy resulting from an enlargement of our Board of Directors, may be filled by vote of a majority of our directors then in office. Our Amended and Restated Certificate of Incorporation provides that the authorized number of directors may be changed only by resolution of our Board of Directors.
Delaware Business Combination Statute
We have elected to be subject to Section 203 of the DGCL, which regulates corporate acquisitions. Section 203 prevents an “interested stockholder,” which is defined generally as a person owning 15% or more of a corporation’s voting stock, or any affiliate or associate of that person, from engaging in a broad range of “business combinations” with the corporation for the three years after becoming an interested stockholder unless:
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the board of directors of the corporation had previously approved either the business combination or the transaction that resulted in the stockholder’s becoming an interested stockholder;

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upon completion of the transaction that resulted in the stockholder’s becoming an interested stockholder, that person owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, other than statutorily excluded shares; or

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following the transaction in which that person became an interested stockholder, the business combination is approved by the board of directors of the corporation and holders of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Under Section 203, the restrictions described above also do not apply to specific business combinations proposed by an interested stockholder following the announcement or notification of designated extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors, if such extraordinary transaction is approved or not opposed by a majority of the directors who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.
Section 203 may make it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period. Section 203 also may have the effect of preventing changes in our management and could make it more difficult to accomplish transactions which our stockholders may otherwise deem to be in their best interests.
Anti-Takeover Effects of Some Provisions
Some provisions of our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws could make the acquisition of control of us by means of a proxy contest or otherwise more difficult.
These provisions, as well as our ability to issue preferred stock, are designed to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us, and that the benefits of this increased protection outweigh the disadvantages of discouraging those proposals, because negotiation of those proposals could result in an improvement of their terms.
Listing
Our common stock is listed on the NYSE American under the symbol “IE” and on the TSX also under the symbol “IE.”
Transfer Agent and Registrar
The United States transfer agent and registrar for the common stock is Computershare Trust Company, N.A., located at 150 Royall Street, Canton, MA 02021 and the Canadian transfer agent and registrar for the common stock is Computershare Investor Services Inc. located at 510 Burrard Street, Vancouver, B.C. V6C 3B9.

DESCRIPTION OF PREFERRED STOCK
Should we offer to sell a particular series of preferred stock, we will describe the specific terms of the securities in a supplement to this prospectus. The preferred stock will be issued under a certificate of designations relating to each series of preferred stock and is also subject to our Amended and Restated Certificate of Incorporation.
Our Board of Directors has the authority to issue the preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without further vote or action by the stockholders.
All shares of preferred stock offered will be fully paid and non-assessable. Any shares of preferred stock that are issued will have priority over the common stock with respect to dividend or liquidation rights or both.
Our Board of Directors could create and issue a series of preferred stock with rights, privileges or restrictions which effectively discriminates against an existing or prospective holder of stock as a result of the holder beneficially owning or commencing a tender offer for a substantial amount of common stock. One of the effects of authorized but unissued and unreserved shares of capital stock may be to make it more difficult or discourage an attempt by a potential acquirer to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise. The issuance of these shares of capital stock may defer or prevent a change in control of our company without any further shareholder action.
The transfer agent for each series of preferred stock will be described in the prospectus supplement.
DESCRIPTION OF DEBT SECURITIES
We may offer debt securities in one or more series, which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, and which may be convertible into another security.
The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the following general terms and provisions may apply to the debt securities, will be described in the applicable prospectus supplement. Our debt securities will be issued in one or more series under an indenture to be entered into between us and a trustee to be named in a prospectus supplement, as amended or supplemented from time to time. A form of the indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939. You should read the summary below, any accompanying prospectus supplement and the provisions of the indenture in their entirety before investing in our debt securities.
The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include, among others, the following:
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the title of the series of debt securities;

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any limit upon the aggregate principal amount that may be issued;

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the maturity date or dates;

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the form of the debt securities of the series;

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whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

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whether the debt securities rank as senior debt, senior subordinated debt or subordinated debt, and the terms of any subordination;

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if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;
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the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

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our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

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the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund, mandatory redemption or analogous provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

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the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

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any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

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whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities;

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the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities, and the depositary for such global security or securities;

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if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange, which may, without limitation, include the payment of cash as well as the delivery of securities;

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if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

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additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

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additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

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additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

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additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

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additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

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the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

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whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

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the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any, and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

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any restrictions on transfer, sale or assignment of the debt securities of the series; and

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any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

General
We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture.
We will describe in the applicable prospectus supplement any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked will be described in the applicable prospectus supplement.
United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.
We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiples of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in the applicable prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.
Governing Law
The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York, without regard to conflicts of laws principles thereof.
DESCRIPTION OF WARRANTS
We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:
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the title of such warrants;

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the aggregate number of such warrants;

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the price or prices at which such warrants will be issued;

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the currency or currencies in which the price of such warrants will be payable;

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the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

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the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

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the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

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if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

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if applicable, the date on and after which such warrants and the related securities will be separately transferable;

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information with respect to book-entry procedures, if any;

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if applicable, a discussion of any material United States Federal income tax considerations; and

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any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue subscription rights to purchase our securities. The subscription rights may be issued independently or together with any other securities, may be attached to, or separate from, such securities and may or may not be transferable by the shareholder receiving the subscription rights. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any unsubscribed securities after such offering. The terms of any subscription rights being offered will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will set forth the following terms of the subscription rights in respect of which this prospectus is delivered:
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the exercise price;

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the aggregate number of rights to be issued;

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the type and number of securities purchasable upon exercise of each right;

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the procedures and limitations relating to the exercise of the rights;

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the date upon which the exercise of rights will commence;

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the record date, if any, to determine which security holders are entitled to the rights;

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the expiration date;

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the extent to which the rights are transferable;

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information regarding the trading of rights, including the stock exchanges, if any, on which the rights will be listed;

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the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

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if appropriate, a discussion of material U.S. federal income tax considerations;

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if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of the rights; and

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any other material terms of the rights.

If fewer than all of the subscription rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.
DESCRIPTION OF UNITS
We may issue units consisting of one or more warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities. The terms of any units being offered will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will set forth the following terms of the units in respect of which this prospectus is delivered:
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the terms of the units and of the warrants, debt securities and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

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a description of the terms of any unit agreement governing the units; and

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a description of the provisions for the payment, settlement, transfer or exchange of the units.

FORM OF SECURITIES
Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Global Securities
We may issue the registered debt securities, warrants and units in the form of one or more fully registered global securities, including in the form of a direct registration, that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.
If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement, unit agreement or other instrument governing such securities. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement, unit agreement or other instrument governing such securities. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, unit agreement or other instrument governing such securities. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement, unit agreement or other instrument governing such securities, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, units or other instrument governing such securities, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Ivanhoe, the trustees, the warrant agents, the unit agents or any other agent of Ivanhoe, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus from time to time in one or more transactions, including, without limitation:
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directly to purchasers;

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through agents;

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to or through underwriters or dealers; or

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through a combination of these methods.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including, without limitation, warrants, convertible securities, forward delivery contracts and the writing of options.
In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:
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a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

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purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

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ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

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privately negotiated transactions.

We may also enter into hedging transactions. For example, we may:
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enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of securities pursuant to this prospectus, in which case such broker-dealer or affiliate may use common stock received from us to close out its short positions;

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sell securities short and redeliver such securities to close out our short positions; or

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enter into option or other types of transactions that require us to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions.
A prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:
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the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

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the public offering price or purchase price of the securities and the proceeds to be received by us from the sale;

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any delayed delivery arrangements;

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any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any securities exchange on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:
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at a fixed price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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at prices related to the prevailing market prices; or

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at negotiated prices.

General
Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement.
At-the-Market Offerings
If we reach an agreement with an underwriter on a placement, including the number of shares of common stock to be offered in the placement and any minimum price below which sales may not be made, such underwriter would agree to use its commercially reasonable efforts, consistent with its normal trading and sales practices, to try to sell such shares on such terms. Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, sales made directly on the NYSE American, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange. The name of any such underwriter or agent involved in the offer and sale of our common stock, the amounts underwritten, and the nature of its obligations to take our common stock will be described in the applicable prospectus supplement.
Underwriters and Agents
If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions.
These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be identified in the applicable prospectus supplement or pricing supplement, as the case may be.
Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.
We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities.

A prospectus supplement or pricing supplement, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.
In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.
Dealers
We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.
Direct Sales
We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.
Institutional Purchasers
We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.
We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.
Indemnification; Other Relationships
We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.
LEGAL MATTERS
The validity of the securities covered by this prospectus will be passed on for us by Dorsey & Whitney LLP, Seattle, WA.
INTERESTS OF EXPERTS
The financial statements of Ivanhoe Electric Inc. as of December 31, 2025 and 2024, and for each of the three years in the period ended December 31, 2025, incorporated by reference in this prospectus, and the effectiveness of the Company’s internal control over financial reporting, have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.
Glen Kuntz, one of the qualified persons named in the prospectus and in the documents incorporated by reference herein, is an employee of Ivanhoe Electric and one of our executive officers. As of the date hereof, he holds shares of common stock and options to acquire common stock that amount to less than 1% of our outstanding shares of common stock in the aggregate.

Colin Shaw, one of the qualified persons named in the prospectus and in the documents incorporated by reference herein, is an employee of Ivanhoe Electric. As of the date hereof, he holds shares of common stock and options to acquire common stock that amount to less than 1% of our outstanding shares of common stock in the aggregate.
The technical information incorporated by reference herein concerning the Santa Cruz Copper Project, including the PFS or preliminary feasibility study for the Santa Cruz Copper Project, was derived from the S-K 1300 technical report summary entitled “S-K 1300 Preliminary Feasibility Study & Technical Report Summary, Santa Cruz Copper Project, Arizona,” dated June 23, 2025, prepared by Fluor Canada Ltd., BBA USA Inc., Burns & McDonnell Engineering Company, Inc., Geosyntec Consultants, Inc., Haley & Aldrich, Inc., INTERA Incorporated, KCB Consultants Ltd., Life Cycle Geo, LLC, Met Engineering, LLC, Paterson & Cooke USA, Ltd., Stantec Consulting Services Inc., and Tetra Tech, Inc., all of whom are independent mining consultants (collectively, the “Santa Cruz Preliminary Feasibility Study Authors”). As of the date hereof, the Santa Cruz Preliminary Feasibility Study Authors beneficially own none of our outstanding common stock.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information we have filed electronically with the SEC.
Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit to the registration statement reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference.
The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith, files annual, quarterly and special reports, proxy statements and other information with the SEC. The SEC maintains an Internet website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the SEC. The address of that site is www.sec.gov. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance, we refer you to the copy of the contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.
The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering under this prospectus and any prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
(a)
our Annual Report on Form 10-K for the year ended December 31, 2025;

(b)
our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 21, 2026;

(c)
our Current Reports on Form 8-K filed on February 10, 2026 and March 2, 2026 in each case, to the extent filed pursuant to Section 13(a) or 15(d) of the Exchange Act; and

(d)
the description of our common stock which is contained in a registration statement on Form 8-A filed on June 27, 2022 (File No. 001-41436) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Any statement contained in this prospectus or in any document incorporated or deemed to be incorporated by reference into this prospectus will be deemed modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or any subsequently filed document which also is, or is deemed to be, incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You can obtain any of the filings incorporated by reference in this prospectus through us or from the SEC through the SEC’s website at www.sec.gov. Our filings with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and exhibits incorporated in and amendments to those reports, are also available free of charge on our website (www.ivanhoeelectric.com) as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Information on, or accessible through, our website is not part of this prospectus, nor is such content incorporated by reference herein, and should not be relied upon in determining whether to make an investment in our securities. You can obtain any of the documents incorporated by reference into this prospectus from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents. You can obtain documents incorporated by reference into this prospectus by requesting them in writing or by telephone from us at the following address:
Investor Relations
Ivanhoe Electric Inc.
450 E. Rio Salado Parkway, Suite 130
Tempe, Arizona 85281
(480) 656-5821

IVANHOE ELECTRIC INC.
COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES
WARRANTS
SUBSCRIPTION RIGHTS
UNITS
PROSPECTUS
April 30, 2026

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution
The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of securities registered under this registration statement.
SEC Registration Fee	$(1)
Legal Fees and Expenses	(2)
Accounting Fees and Expenses	(2)
Printing Expenses	(2)
Miscellaneous Expenses	(2)
Total	$(2)

(1)
Deferred in reliance upon Rule 456(b) and 457(r) under the Securities Act.

(2)
These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated as of the date of this registration statement.

Item 15.   Indemnification of Directors and Officers
Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to such corporation. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant’s Amended and Restated Certificate of Incorporation provides for indemnification by the Registrant of its directors, officers and employees to the fullest extent permitted by the DGCL. The Registrant has entered into indemnification agreements with each of its directors to provide these directors additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s Amended and Restated Certificate of Incorporation and to provide additional procedural protections. These agreements, among other things, require the Registrant to indemnify each director to the fullest extent permitted by Delaware law, including indemnification for expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director in any action or proceeding, including any action or proceeding by or in right of the Registrant, arising out of the person’s services as a director.
Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant’s Amended and Restated Certificate of Incorporation provides for such limitation of liability.
The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.
Any underwriting agreement that the Registrant may enter into may provide for indemnification of directors and officers of the Registrant by the underwriters against certain liabilities.

Item 16.   Exhibits
Exhibit Number	Description
1.1*	Form of Underwriting Agreement
3.1
Amended and Restated Certificate of Incorporation of the Registrant as currently in effect (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on June 9, 2025)

3.2
Second Amended and Restated By-Laws of the Registrant as currently in effect (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on February 24, 2025)

4.1
Stockholders Agreement dated as of April 30, 2021, by and among the Registrant, I-Pulse Inc., Ivanhoe Industries, LLC, Point Piper, LLC, Century Vision Holdings Limited and Iridium Opportunity Fund A LP (incorporated by reference to Exhibit 4.4 of the Company’s Registration Statement on Form S-1 file number 333-265175)

4.2
First Amendment dated as of June 28, 2021 to the Stockholders Agreement dated as of April 30, 2021, by and among the Registrant, I-Pulse Inc., Ivanhoe Industries, LLC, Point Piper, LLC, Century Vision Holdings Limited and Iridium Opportunity Fund A LP (incorporated by reference to Exhibit 4.5 of the Company’s Registration Statement on Form S-1 file number 333-265175)

4.3
Second Amended and Restated Stockholders Agreement dated as of April 5, 2022, by and among the Registrant, I-Pulse Inc., Castlenau, LLC, Robert Friedland, and each of the investors signatory thereto (incorporated by reference to Exhibit 4.6 of the Company’s Registration Statement on Form S-1 file number 333-265175)

4.4
Amended and Restated Registration Rights Agreement dated as of April 5, 2022, by and among the Registrant and the investors signatory thereto (incorporated by reference to Exhibit 4.7 of the Company’s Registration Statement on Form S-1 file number 333-265175)

4.5
Investor Rights Agreement between Ivanhoe Electric Inc. and Saudi Arabian Mining Company (Maaden) dated July 6, 2023 (incorporated by reference to Exhibit 10.9 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 14, 2023)

4.6	Form of Indenture
4.7*	Form of Warrant Agreement
4.8*	Form of Subscription Rights Agreement
4.9*	Form of Unit Agreement
5.1	Opinion of Dorsey & Whitney LLP
23.1	Consent of Deloitte LLP
23.2	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)
23.3
Qualified Person Consent of Brian Cole for the NI 43-101 Technical Report titled “Pinaya Gold- Copper Project Technical Report” with an effective date of April 26, 2016 (incorporated by reference to Exhibit 23.2 to the Company’s Annual Report on Form 10-K filed with the SEC on February 23, 2026)

23.4
Qualified Person Consent of Ronald G. Simpson for the NI 43-101 Technical Report titled “Pinaya Gold-Copper Project Technical Report” with an effective date of April 26, 2016 (incorporated by reference to Exhibit 23.3 to the Company’s Annual Report on Form 10-K filed with the SEC on February 23, 2026)

23.5
Qualified Person Consent of BBA USA Inc. for the report titled “S-K 1300 Preliminary Feasibility Study & Technical Report Summary, Santa Cruz Copper Project, Arizona” dated June 23, 2025 (incorporated by reference to Exhibit 23.4 to the Company’s Annual Report on Form 10-K filed with the SEC on February 23, 2026)

Exhibit Number	Description
23.6
Qualified Person Consent of Burns & McDonnell Engineering Company Inc. for the report titled “S-K 1300 Preliminary Feasibility Study & Technical Report Summary, Santa Cruz Copper Project, Arizona” dated June 23, 2025 (incorporated by reference to Exhibit 23.5 to the Company’s Annual Report on Form 10-K filed with the SEC on February 23, 2026)

23.7
Qualified Person Consent of Fluor Canada Ltd. for the report titled “S-K 1300 Preliminary Feasibility Study & Technical Report Summary, Santa Cruz Copper Project, Arizona” dated June 23, 2025 (incorporated by reference to Exhibit 23.6 to the Company’s Annual Report on Form 10-K filed with the SEC on February 23, 2026)

23.8
Qualified Person Consent of Geosyntec Consultants, Inc. for the report titled “S-K 1300 Preliminary Feasibility Study & Technical Report Summary, Santa Cruz Copper Project, Arizona” dated June 23, 2025 (incorporated by reference to Exhibit 23.7 to the Company’s Annual Report on Form 10-K filed with the SEC on February 23, 2026)

23.9
Qualified Person Consent of Haley & Aldrich, Inc. for the report titled “S-K 1300 Preliminary Feasibility Study & Technical Report Summary, Santa Cruz Copper Project, Arizona” dated June 23, 2025 (incorporated by reference to Exhibit 23.8 to the Company’s Annual Report on Form 10-K filed with the SEC on February 23, 2026)

23.10
Qualified Person Consent of INTERA Incorporated for the report titled “S-K 1300 Preliminary Feasibility Study & Technical Report Summary, Santa Cruz Copper Project, Arizona” dated June 23, 2025 (incorporated by reference to Exhibit 23.9 to the Company’s Annual Report on Form 10-K filed with the SEC on February 23, 2026)

23.11
Qualified Person Consent of KCB Consultants Ltd. for the report titled “S-K 1300 Preliminary Feasibility Study & Technical Report Summary, Santa Cruz Copper Project, Arizona” dated June 23, 2025 (incorporated by reference to Exhibit 23.10 to the Company’s Annual Report on Form 10-K filed with the SEC on February 23, 2026)

23.12
Qualified Person Consent of Life Cycle Geo, LLC for the report titled “S-K 1300 Preliminary Feasibility Study & Technical Report Summary, Santa Cruz Copper Project, Arizona” dated June 23, 2025 (incorporated by reference to Exhibit 23.11 to the Company’s Annual Report on Form 10-K filed with the SEC on February 23, 2026)

23.13
Qualified Person Consent of Met Engineering, LLC for the report titled “S-K 1300 Preliminary Feasibility Study & Technical Report Summary, Santa Cruz Copper Project, Arizona” dated June 23, 2025 (incorporated by reference to Exhibit 23.12 to the Company’s Annual Report on Form 10-K filed with the SEC on February 23, 2026)

23.14
Qualified Person Consent of Paterson & Cooke USA, Ltd. for the report titled “S-K 1300 Preliminary Feasibility Study & Technical Report Summary, Santa Cruz Copper Project, Arizona” dated June 23, 2025 (incorporated by reference to Exhibit 23.13 to the Company’s Annual Report on Form 10-K filed with the SEC on February 23, 2026)

23.15
Qualified Person Consent of Stantec Consulting Services Inc. for the report titled “S-K 1300 Preliminary Feasibility Study & Technical Report Summary, Santa Cruz Copper Project, Arizona” dated June 23, 2025 (incorporated by reference to Exhibit 23.14 to the Company’s Annual Report on Form 10-K filed with the SEC on February 23, 2026)

23.16
Qualified Person Consent of Tetra Tech, Inc. for the report titled “S-K 1300 Preliminary Feasibility Study & Technical Report Summary, Santa Cruz Copper Project, Arizona” dated June 23, 2025 (incorporated by reference to Exhibit 23.15 to the Company’s Annual Report on Form 10-K filed with the SEC on February 23, 2026)

23.17	Qualified Person Consent of Glen Kuntz (incorporated by reference to Exhibit 23.16 to the Company’s Annual Report on Form 10-K filed with the SEC on February 23, 2026)
23.18	Qualified Person Consent of Colin Shaw (incorporated by reference to Exhibit 23.17 to the Company’s Annual Report on Form 10-K filed with the SEC on February 23, 2026)
24.1	Powers of Attorney (included on the signature page to this Registration Statement).

Exhibit Number	Description
25.1**	Statement of Eligibility on Form T-1 of the Trustee for Senior Debt Indenture
25.2**	Statement of Eligibility on Form T-1 of the Trustee for Subordinated Debt Indenture
96.1
S-K 1300 Preliminary Feasibility Study & Technical Report Summary, Santa Cruz Copper Project, Arizona, Prepared by: Fluor Canada Ltd., BBA USA Inc., Burns & McDonnell Engineering Company, Inc., Geosyntec Consultants, Inc., Haley & Aldrich, Inc., INTERA Incorporated, KCB Consultants Ltd., Life Cycle Geo, LLC, Met Engineering, LLC, Paterson & Cooke USA, Inc., Stantec Consulting Services Inc., and Tetra Tech, Inc., dated June 23, 2025 (incorporated by reference to Exhibit 96.1 of the Company’s Current Report on Form 8-K, filed with the SEC on June 23, 2025)

107	Filing Fee Table

*
To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

**
To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act.

Item 17.   Undertakings
(a)
The undersigned Registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(d)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tempe, State of Arizona, on April 30, 2026.
IVANHOE ELECTRIC INC.
By:	/s/ Taylor Melvin
	Name:	Taylor Melvin
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Taylor Melvin, Jordan Neeser, and Cassandra Joseph and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Taylor Melvin Taylor Melvin	President, Chief Executive Officer and Director (principal executive officer)	April 28, 2026
/s/ Jordan Neeser Jordan Neeser	Chief Financial Officer (principal financial officer and principal accounting officer)	April 29, 2026
/s/ Robert Friedland Robert Friedland	Executive Chairman of the Board of Directors	April 29, 2026
/s/ Russell Ball Russell Ball	Director	April 28, 2026
/s/ Hirofumi Katase Hirofumi Katase	Director	April 28, 2026
/s/ Patrick Loftus-Hills Patrick Loftus-Hills	Director	April 28, 2026
/s/ Victoire de Margerie Victoire de Margerie	Director	April 28, 2026
/s/ Priya Patil Priya Patil	Director	April 28, 2026
/s/ Ronald Vance Ronald Vance	Director	April 28, 2026
/s/ Sofia Bianchi Sofia Bianchi	Director	April 28, 2026